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Exhibit 21 Subsidiaries of MBNA Corporation

Name                                           Incorporated
----                                           ------------
MBNA America Bank, N.A.                        United States
MBNA International Bank Limited*               United Kingdom
MBNA Consumer Services, Inc.                   Delaware
MBNA Hallmark Information Services, Inc.*      Delaware
MBNA Marketing Systems, Inc.*                  Delaware
MBNA Canada Bank*                              Canada


*A subsidiary of MBNA America Bank, N.A.